UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  July 7, 2014

American Apparel, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-32697	20-3200601
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

747 Warehouse Street, Los Angeles, CA	90021-1106
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (213) 488-0226

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.04                                           Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

To the extent required by Item 2.04 of Form 8-K, the information contained in Item 8.01 of this Current Report is incorporated by reference herein.  As more fully set forth in Item 8.01,  American Apparel, Inc. (the “Company”) does not believe that a triggering event has occurred.

Item 8.01.                                        Other Events.

On July 7, 2014, the Company received a notice from Lion/Hollywood L.L.C. (“Lion”) asserting (i) an event of default under the Credit Agreement, dated as of May 22, 2013, among the Company and Lion as the initial lender thereunder (as amended, the “Lion Credit Agreement”) and (ii) an acceleration of the maturity of the loans and other outstanding obligations under the Lion Credit Agreement.  The event of default and related acceleration were based on the claim that Dov Charney ceased to be Chief Executive Officer of the Company on or about June 18, 2014.  The Company disputes this claim, contests the validity of the acceleration and has advised Lion that no such cessation can occur prior to July 19, 2014.  The Company also has reserved its rights against Lion to claim damages for asserting an invalid acceleration.

The Company’s revolving credit facility does not currently permit the repayment of the loans under the Lion Credit Agreement.  The Company is seeking the consent of the lenders under its revolving credit facility to permit the repayment of all amounts due to Lion under the Lion Credit Agreement.  Assuming such consent is obtained the Company believes it has sufficient availability under its revolving credit facility to repay such accelerated amounts. As of June 30, 2014, $9.9 million was owed to Lion.

If the lenders under the revolving credit facility do not permit the repayment of the Lion Credit Agreement, an event of default will exist under the revolving credit facility at the date when Mr. Charney ceases to be Chief Executive Officer of the Company.  Absent a waiver, if an event of default exists under the revolving credit facility, the Company would be unable to borrow under the revolving credit facility and its outstanding loans under the revolving credit facility could be accelerated.  In addition, any acceleration of the maturity of the loans under the revolving credit facility would result in an event of default under the indenture related to the Company’s Senior Secured Notes due 2020.  The occurrence of any of the foregoing events could result in a material adverse effect on the Company and its business.  The Company is in discussions with sources that may consider providing financing to replace the amounts that could be determined to be owed under the Lion Credit Agreement.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN APPAREL, INC.

Dated: July 8, 2014	By:	/s/ John Luttrell
		Name:	John Luttrell
		Title:	Interim Chief Executive Officer, Executive Vice President and Chief Financial Officer

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